Exhibit 10.2

Industrial Bank Co. Ltd.
Short Term LOAN CONTRACT

Loan No.: Xi Da Road 2009 Loan 001

Lender: Address: Post Code: Tel:	Industrial Bank Co., Ltd.'s Xi'an branch No. 258, Dong Xin Road, Xi’an 710004 029-87482988

Borrower: Mailing Address: Post Code: Tel:	Xi’an TCH Energy Technology Co., Ltd. No. 86, Gaoxin Road, Hi-Tch District, Xi’an City 710075 029-87651097

Signing City:	Xi’an

According to applicable laws and regulations of the People's Republic of China (the "PRC"), the Borrower and Lender, after reaching an agreement through negotiation, hereby enter into this contract pursuant to Borrower's application to Lender for a working capital loan (the "Loan")

Article 1 Loan Amount

Loan Amount (full-form characters): Twenty million Yuan exactly.

Article 2 Usage

Loan Usage: only for Working Capital Loan purpose

Article 3 Loan Term

3.1 Term: 12 months, from April 13, 2009 to April 12, 2010

3.2 The funds release date shall be as recorded in the Loan voucher. If the actual release date is later than the starting date of the Loan, the ending date shall be postponed accordingly.

3.3 Loan release Schedule

On the date of April 13, 2009, Lender shall transfer an amount of RMB 20 million in full to Borrower’s account.

3.4 If Lender requires the Loan to be early terminated according to the prescription in Article 9, the term shall be ended up to an earlier due date correspondingly.

Article 4 Interest Rate and Interest Calculation

4.1 The Loan is applied at a fixed interest rate of 5.31% per year

4.2 Interests under this Loan shall be accrued quarterly, due on the 20th day of at the end of each quarter within the Loan term and payable by Borrower to Lender each quarter. All principal and outstanding interests shall be paid in full on the ending date of the Loan term.

Article 5 Penalty Interest and Compound Interest

5.1 If Borrower diverts the fund under this Loan contract to other purposes, or fails in repayment of any due amounts on due dates, or fails in reaching an agreement with Lender for extension of the Loan due to the overdue, Lender shall have the right to charge Borrower for Penalty Interest by applying Penalty Interest Rate prescribed hereinafter. For overdue interest, Lender has the right to charge compound interest at Penalty Interest rate.

5.2 Due to Borrower’s overdue repayment and the failure in reaching an agreement on extension of the Loan with Lender, the penalty interest rate shall be fixed at 1.5 times of the Loan’s interest rate under this contract.

5.3 Due to Borrower’s misusing of the loan, the penalty interest rate shall be fixed at 2 times of the Loan’s interest rate under this contract.

5.4 Compound interest shall be applied in calculation of interest of the Loan under this contract.

Article 6 Loan Repayment

6.1 Borrower shall repay all the due in principal and interests under this Loan contract in full on the due date.

6.2 Borrower shall not pre-repay the principal and interest without a prior notice to Lender and an approval from Lender. Lender shall have the right to collect all the interests payable under the original Loan term.

6.3 Borrower hereby irrevocably authorizes Lender to directly withdraw funds from Borrower's deposit account for repayment of the principle and interests, in the event of certain occurrences hereinafter prescribed under Article 9 and 10.

Article 7 Security

The following contract shall serves as the Security Contract under this Loan Contract:

Serial No: Industrial Bank Co. Ltd Xida Street Security Contract. 001-1# 2009
Security type: Guaranty Contract
Guarantor: Shanxi Zhongze Investment Company Limited

Article 8 Declarations and Warranties

Borrower hereby declares to Lender

1. Borrower is a legally registered company established and existing under the laws and has all the necessary rights, power and capability to enter into and perform all the duties and obligations of this contract.

2. Borrower has full authorization from the Board to enter this loan contract and this contract violates no laws, regulations, policies, by-laws and rules applicable to Borrower. Borrower shall take full responsibility of its own if the contract violates any internal policies or by-laws of Borrower.

3. Excepted for the representations provided by Borrower in the application documents, Borrower has no mortgage, pledge, lien and contingency liability on its assets and incomes. Borrower has no outstanding litigation, arbitration and bankruptcy.

4. Borrower does not hide from Lender any incidents, which may lead to Lender’s disagreement on signing this contract, as below

(1) Borrower or its top management’s major violation and breach of laws or defaults events,
(2) Outstanding litigation, or arbitration;
(3) Other debts or contingency liabilities or guaranty, pledge or mortgage for a third party;
(4) Breach of obligations under other binding contracts,
(5) Anything having negative impacts on financial capability and creditability

Borrower hereby warrants to Lender to

(1)	provide real, accurate information, statement and documents;
(2)	open a settlement account with Lender and apply this account for daily settlement purposes,
(3)
apply the fund solely to the usage agreed in the contract, guarantee will not use the loan on capital equity type investment, will not use the loan to buy or sell stocks, futures, real estates; will not use the loan for inter-enterprise lending or other illegal activities prohibited by the state; neither use the loan for purposes other than agreed in this agreement.

(4)
cooperate with Lender on the supervision and inspection of the use of the funds borrowed under this Loan contract, as well as the operation, financial situation, inventory, assets and liability and cash.

(5)	provide sufficient guaranty for the Loan,
(6)	maintain registered capital,
(7)	never transfer fully or partially the liability under the Loan to others without approval of Lender
(8)
have prior written consent from Lender regarding any changes in ownership or business restructures (including but not limited to Joint Venture, joint cooperative agreement; close, shut down, stop operation, change business, separation, merger, acquisition, re-organization and re-structure into stock holding company, using facility or equipment or fixed assets or trademark, patent, know-how, land use right intangible assets to acquire shares or invest, or use lease, sub-contract, trustee to conduct transactions of ownership or operation rights.

Article 9 Early Termination

If Borrower has the following incidents to occur during the Loan term, Lender shall have the right to early terminate the Loan and to directly deduct the amount equal to all the dues from any Borrower’s accounts

(1)    No payment on due interests,
(2)    Major economic loss of the operation or financial downturns of the Company,
(3)    Involved or to be involved in litigations or arbitrations.
(4)    Misrepresentation and untruthful in disclosures,
(5)    Misusing the loan,
(6)    Refusals on supervision from Lender and failures in providing relevant business and financial information
(7)    Major adverse changes in Borrower’s management,
(8)    Any other incidents having risks in safety of the loan.

Article 10 Default Liability

10.1 Any of the following events shall be considered a default if

(1) Borrower is delinquent in its repayment of the principal or interest;

(2) Borrower breaches any statement and warranties in Article 8.

(3) Borrower breaches any other Articles of this Agreement.

10.	2 If any default occurs, Lender shall have the right to take one or more actions as following
(1)	Request to cure the default in a limited time,.
(2)	Stop Borrower’s withdrawing fund,
(3)	Dismiss the Loan contract and require Borrower to repay all the due or undue balance of the principle and interests,
(4)	Require Borrower to pay penalty interests on overdue balance.
(5)	Require Borrower to pay penalty interests on the misused Loan amount,

(6)	Require Borrower to pay compound interests on the unpaid interests,
(7)
Deduct due principle and interest amount directly from borrower’s any banking account, if the currency of the money in the account is other than RMB, it shall be converted at current exchange rate into RMB to pay for the due amount,

(8)	File lawsuits on Borrower and have Borrower to bear all the litigation expenses

10.3 Lender shall cover all the losses suffered by Borrower if Lender fails in release of fund on the date for the amount agreed under this contract and the failure results in Borrower’s loss.

10.4 If the guarantor under this contract has any incident as following, Lender shall have right to take any actions prescribed in Article 10.2,
(1)  Breaches in the guarantee contract, deterioration in financial position, or any matters weakening its capability and credibility as a guarantor,
(2)  Default in mortgage contract,
(3)  Default in pledge contract.

Article 11 Waiver of Rights and Perfrom Obligations

11.1 Obligations of Borrower under this contract shall be separate and not subject to any other matters or a third party’s relationship and influence, except for the otherwise prescribed in the contract.

11.2 Lender’s any tolerance, grace, favor, or delays in execution of any rights under this contract shall not affect, damage or limit the lender’s enjoyment of all the rights and interests under this contract and by applicable laws, regulations, and should not be regarded as give-up of these rights and interests, nor does it affect the Borrower’s obligations under this contract.

Article 12 Governance

The execution, effectiveness, interpretation, performance and dispute of this contract are subject to Chinese law. Any dispute concerning this Loan Contract is under the jurisdiction of the local people's court where Lender is located.

Article 13 Notice

13.1 Under this contract, a notice shall be sent to the contact address listed on the face of this contract by mail, phone, telex or other methods.

13.2   A party shall notify the other any new contact information immediately if there is any change in its address.

13.3 It shall be regarded as being received by the other, if
(1) A party has sent out a register mail for 5 working days;
(2) A party has received a return confirmation in telex;
(3) A party has had the other party signed on the hand delivery

13.4 Parties agree that parties seals for company, office, financial, contract, mail room, loan are valid seals for notices. Borrower's department heads or up level persons and other personnels are authorized person to receive the notices.

Article 14 Validity

This Loan Contract shall become effective upon signature (or seal) by legal representatives or authorized representatives of both parties.

The contract will automatically lose its effect after the principle and interest are paid back.

Article 15 Writing

This Loan Contract has four originals, which are identical to each other, with each of the parties holding one copy and one for notary. There are several duplicates for future reference.

Borrower (Official Seal):  Xi’an TCH Energy Technology Co. Ltd
Signature: Guohua Ku, Legal representative
Date: April 13, 2009.

Lender (Official Seal): Industrial Bank Co., Ltd Xi’an Branch Contact Seal
Signature: Xiaodong Li
Date: April 13, 2009.